Exhibit 99.1

FINAL

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	978-619-1300
Wednesday February 20, 2019		Michael T. Prior
Chairman and
Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer

ATN Reports

Fourth Quarter and Full Year 2018 Results

Fourth Quarter Results

•                  International Telecom Operations Showed Positive  Comparisons in Key Markets

•                  U.S. Telecom Comparisons Reflected Continued Effect of Lower Wholesale Revenue and Impact of Asset Sale, Expiration of certain Federal Subsidies, and Early Stage Business Expenses

Cash Flow from Operating Activities was $116 Million for Full Year 2018

Beverly, MA (February 20, 2019) — ATN International, Inc. (Nasdaq: ATNI) today reported results for the fourth quarter and full year ended December 31, 2018.

Business Review and Outlook

“Results for the fourth quarter were mixed, with our International Telecom operations performing well, and our U.S. Telecom operations managing through difficult market conditions,” noted Michael Prior, Chief Executive Officer.

“Our International Telecom segment experienced strong revenue and Adjusted EBITDA[1] growth, reflecting market share gains and progress in achieving operating efficiencies, and the slow but steady recovery of our U.S. Virgin Islands business following the 2017 hurricanes. Investments in network upgrades and fiber to the home programs have improved our subscriber metrics and revenue and strengthened our competitive position in key markets heading into 2019.

“As anticipated, the decline in fourth quarter Adjusted EBITDA[1] for our U.S. Telecom segment from last year was more pronounced than in prior periods, with close to one-half of the reduction due to the sale of 100 wholesale sites, the end of FCC Mobility Fund I program subsidies, and higher expenses relating to our early stage business investments. The other factor causing the year-on-year Adjusted EBITDA[1] decline was a further decrease in wholesale wireless revenue, which has led to lower segment margins over the last several quarters. In 2018, we reduced our domestic capital expenditures by 40% to improve returns, and we continue to discuss additional ways to utilize our network and operational capabilities with our large carrier customers. In October 2018, we were notified that we were awarded $80 million in funding over the next 10 years as part of the Connect America Fund II program to bring fixed wireless broadband and voice services to rural areas in the U.S. in or around our existing mobile network operating footprint.  We expect this funding to begin to benefit our U.S. Telecom segment results starting in the second half of this year.

“While 2018 brought challenges for ATN, there were several accomplishments worth noting. We succeeded in producing a consolidated adjusted EBITDA margin(2) of 28% for the full year despite the headwinds of re-building our network in the USVI and of adapting to lower returns in our domestic wireless business; we produced higher year-on-year  revenue and expanded margins in all of our major International Telecom businesses, and completed multiple major network builds in those markets;  we made  two early stage greenfield infrastructure investments, that we believe offer significant growth potential; and, we completed an opportunistic sale of our U.S. solar operations, that enabled us to capture an attractive return on an investment we made four years earlier.  Looking ahead, our priorities for 2019 include generating momentum behind one or more of our U.S. Telecom growth initiatives, accelerating the business recovery in the US Virgin Islands, and delivering an increase in total cash flow from our International Telecom segment,” Mr. Prior concluded.

Fourth Quarter and Full Year 2018 Financial Results

Fourth quarter 2018 revenues of $107.8 million were similar to 2017 levels of $107.7 million.  The $11.1 million or 17% increase in International Telecom revenues offset a $10.0 million or 29% decline in U.S. Telecom revenues, of which approximately 60% of the decline was due to lower wholesale roaming traffic and the remaining 40% reflects several transactional items that were not comparable on a year-on-year basis.  Adjusted EBITDA(1) for the fourth quarter of 2018 was $23.4 million, or 24% below the prior year period, primarily due to the revenue declines in the U.S. Telecom segment. Operating income for the fourth quarter was $10.3 million, which included a net gain of $10.9 million mostly from the sale of the Company’s U.S. solar portfolio. In last year’s fourth quarter, operating income was $41.5 million, inclusive of the net benefit of $32.6 million in insurance recoveries from the 2017 hurricanes in the U.S. Virgin Islands.  Net income attributable to ATN’s stockholders for the fourth quarter was $1.1 million, or $0.07 per diluted share compared with the prior year period’s $43.5 million or $2.71 per diluted share.

Revenues for the full year 2018 were $451.2 million, 6% below the $481.2 million reported for the full year 2017.   Adjusted EBITDA(1) for the full year 2018 was $124.2 million, a decrease of 16% from the prior year.  Operating income for the full year 2018 was $61.0 million, which included $26.4 million in net gains on the sales of certain wholesale wireless assets in the U.S. and the Company’s U.S. solar portfolio. In 2017, operating income was $55.3 million, which included $4.0 million of net losses from damaged assets and other hurricane-related charges, net of insurance recovery.  Net income attributable to ATN stockholders for the full year 2018 was $19.8 million or $1.24 per diluted share, compared with the prior year’s $31.5 million or $1.94 per diluted share.

(1)  See Table 5 for reconciliation of Net Income to Adjusted EBITDA.

(2)  See Table 5 for reconciliation of Net Income Margin to Adjusted EBITDA Margin

Fourth Quarter 2018 Operating Highlights

The Company has three reportable segments: (i) U.S. Telecom; (ii) International Telecom; and (iii) Renewable Energy.

Segment Results

Three Months Ended December 31, 2018 (in Thousands)

	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$24,888	$78,033	$4,885	$—	$107,806
Adjusted EBITDA(1)	$6,467	$20,645	$2,948	$(6,704)	$23,356
Operating Income	$973	$7,572	$9,753	$(7,980)	$10,318

Full Year Ended December 31, 2018 (in Thousands)

Annual Capital Expenditures	$13,389	$160,013	$4,515	$8,004	$185,921

Three Months Ended December 31, 2017 (in Thousands)

	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$34,844	$66,931	$5,927	$—	$107,702
Adjusted EBITDA(1)	$16,793	$16,748	$3,637	$(6,400)	$30,778
Operating Income	$10,798	$36,316	$1,910	$(7,544)	$41,480

Full Year Ended December 31, 2017 (in Thousands)

Annual Capital Expenditures	$22,230	$80,912	$32,728	$6,501	$142,371

U.S. Telecom

U.S. Telecom revenues consist mainly of wireless revenues from our voice and data wholesale roaming operations and our smaller retail operations in the Southwestern United States, as well as enterprise and wholesale wireline revenues.  The decline in U.S. Telecom segment revenues reflected a 29% revenue decline in U.S. wireless revenues to $23.1 million, primarily due to the lower wholesale roaming traffic, and the completion of the sale of approximately 100 wholesale wireless cell sites early in the third quarter of 2018.  In addition to these factors, the decline in U.S. Telecom Adjusted EBITDA[1]  was due to the completion of our Mobility Fund I program obligation and cessation of the related expense offsets and the additional operating costs related to early stage business investments made in 2018.

International Telecom

International Telecom consists of a broad range of information and communications services including wireline and wireless data, internet, voice and video service revenues from our operations in Bermuda and the Caribbean.  International Telecom revenues increased 17% year-on-year mainly due to broadband and wireless revenues increases in several of our businesses.  This includes the U.S. Virgin Islands, where we continued to recover from the 2017 hurricanes.  While we expect continued sequential revenue improvement in 2019, exclusive of the additional non-recurring FCC support received in 2018, the level of damage to the U.S. Virgin Islands economy, coupled with losses due to accelerated “cord cutting” and alternative offerings, may impact our ability to fully return to pre-storm levels in that market.  During 2018, we made substantial investments in re-building our USVI network with expanded resiliency and capabilities. International Telecom Adjusted EBITDA(1) increased 23% primarily as a result of higher revenues in several of our markets alongside improving cost containment.

Renewable Energy

Renewable Energy segment revenues are principally the result of the generation and sale of energy and solar renewable energy credits from our commercial solar projects in India, and the United States.  During the fourth quarter of 2018, ATN completed the sale of its United States portfolio of solar projects, which produced a gain on sale of $12.5 million. As a result, the operating results of these projects are reflected only through November 8, 2018, which caused the year-on-year declines in revenues and Adjusted EBITDA(1). Year-on-year revenue and Adjusted EBITDA[1]  comparisons for this segment will be negative for most of 2019 as a result of this transaction.

Balance Sheet and Cash Flow Highlights

Total cash at December 31, 2018 was $192.9 million.  Additionally, the Company ended the fourth quarter with $0.4 million in short-term investments.  Net cash provided by operating activities was $115.9 million for the full year 2018, compared with $145.7 million for the prior year period.  The decrease in net cash provided by operating activities was primarily due to lower Adjusted EBITDA[1] in the U.S. Telecom segment partially offset by increases in the International Telecom segment.  For full year 2018, the Company used net cash of $142.6 million for investing and financing activities.  This included $80.2 million of capital expenditures for network repairs and resiliency enhancements to the network following the 2017 hurricanes in the U.S. Virgin Islands which were partially offset by $34.6 million of insurance proceeds, $105.8 million in other capital expenditures and $18.8 million in partner distributions.   Partially offsetting these expenditures was the $48.3 million of net proceeds (excluding escrow amounts) from the sale of solar assets in the United States.  Management currently estimates International Telecom capital expenditures will be between $50.0 million to $55.0 million in 2019, and approximately $100.0 million lower than 2018.  In the U.S. Telecom segment, we expect capital expenditures to be similar to 2018 levels excluding new initiatives and early stage business spending.

Conference Call Information

ATN will host a conference call on Thursday, February 21, 2019 at 9:30 a.m. Eastern Time (ET) to discuss its fourth quarter 2018 results. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 6978317. A replay of the call will be available at ir.atni.com beginning at 1:00 p.m. (ET) on February 21, 2019.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications, energy and technology businesses in the United States and internationally, including the Caribbean region and Asia-Pacific, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, high speed internet services, video services and local exchange services, (ii) distributed solar electric power to corporate and government customers and (iii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations; the competitive environment in our key markets, demand for our services and industry trends; our growth opportunities; our priorities for 2019; the pace of expansion and improvement of our telecommunications network and renewable energy operations including our level of estimated future capital expenditures and our realization of the benefits of these investments; our future financial expectations; the estimated timeline for an increase in revenues from our customers in the U.S. Virgin Islands following the hurricanes; our ability and timing to receive financial support from the government for our rebuild in the U.S. Virgin Islands and the timing of such support; the anticipated timing of our build schedule and energy production of our India renewable energy projects; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others,  (1) the general performance of our operations, including operating margins, revenues, capital expenditures, and the future growth and retention of our major customers and subscriber base and consumer demand for solar power;  (2) our ability to maintain favorable roaming arrangements and satisfy the needs and demands of our major wireless customers; (3) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address  rapid and significant technological changes in the telecommunications industry; (4) government regulation of our businesses, which may impact our FCC and other telecommunications licenses or our renewables businesses; (5) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (6) our ability to restore our networks and customer services in the U.S. Virgin Islands, including obtaining government or other support necessary to do so; (7) economic, political and other risks facing our operations; (8) the loss of or an inability to recruit skilled personnel in our various jurisdictions, including key members of management; (9) our ability to expand our renewable energy business; (10) our ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (11) the occurrence of weather events and natural catastrophes; (12) increased competition;  (13) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; (14) our continued access to capital and credit markets; and (15) the risk of currency fluctuation for those markets in which we operate.  These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018 and the other reports we file from time to time with the SEC.  The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, ATN has presented the following measures in this release and in the tables included herein:  Adjusted EBITDA; Adjusted EBITDA margin;; Operating Income excluding hurricane charges; Net income (loss) attributable to ATN’s stockholders excluding hurricane charges; and Net income (loss) per share attributable to ATN stockholders excluding hurricane charges.

Adjusted EBITDA is defined as net income attributable to ATN stockholders before (gain) loss on disposition of long-lived assets, restructuring charges, interest, taxes, depreciation and amortization, transaction-related charges, other income or expense, loss on damaged assets and other hurricane charges, net of insurance recovery and net income attributable to non-controlling interests.

Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Total revenue.

Operating Income excluding hurricane charges is defined as Operating Income (Loss) adjusted for loss on damaged assets and other hurricane related charges.  Net income (loss) attributable to ATN stockholders excluding hurricane charges is defined as Net income (loss) attributable to ATN stockholders adjusted for loss on damaged assets and other hurricane related charges.

Net income (loss) per share attributable to ATN stockholders excluding hurricane charges is defined as net income (loss) per share attributable to ATN stockholders adjusted for loss on damaged assets and other hurricane related charges.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company’s core operating results and enhances the usefulness of comparing such performance with prior periods. ATN’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measure is set forth in the text of, and the accompanying tables to, this press release.  While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	December 31,	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$191,836	$207,956
Restricted cash	1,071	833
Short-term investments	393	7,076
Other current assets	82,465	127,063

Total current assets	275,765	342,928

Long-term restricted cash	—	11,101
Property, plant and equipment, net	626,852	643,146
Goodwill and other intangible assets, net	166,979	171,656
Other assets	37,708	36,774

Total assets	$1,107,304	$1,205,605

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$4,688	$10,919
Taxes payable	28,695	6,751
Other current liabilities	107,267	144,035

Total current liabilities	140,650	161,705

Long-term debt, net of current portion	$86,294	$144,873
Deferred income taxes	10,276	31,732
Other long-term liabilities	46,760	37,072

Total long-term liabilities	143,330	213,677

Total liabilities	283,980	375,382

Total ATN International, Inc.’s stockholders’ equity	695,387	688,727
Non-controlling interests	127,937	141,496

Total equity	823,324	830,223

Total liabilities and stockholders’ equity	$1,107,304	$1,205,605

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Wireless	$45,778	$56,725	$198,824	$232,501
Wireline	57,143	45,050	230,225	227,827
Renewable energy	4,885	5,927	22,158	20,865
Total revenue	107,806	107,702	451,207	481,193

Operating expenses:
Termination and access fees	30,441	26,146	114,478	120,624
Engineering and operations	18,292	16,733	73,031	74,614
Sales, marketing and customer service	9,238	9,008	35,207	35,184
General and administrative	26,479	25,037	104,267	102,294
Transaction-related charges	2,000	123	2,642	1,009
Restructuring charges	752	1,169	515	1,169
Depreciation and amortization	21,117	21,028	85,719	86,934
(Gain) Loss on disposition of assets	(10,916)	(412)	(26,425)	101
Loss on damaged assets and other hurricane related charges, net of insurance recovery	85	(32,610)	750	3,956
Total operating expenses	97,488	66,222	390,184	425,885

Operating income	10,318	41,480	61,023	55,308

Other income (expense):
Interest expense, net	(823)	(1,880)	(6,162)	(7,225)
Loss on deconsolidation of subsidiary	—	—	—	(529)
Other income (expense)	1,841	1,590	(1,119)	(1)
Other income (expense), net	1,018	(290)	(7,281)	(7,755)

Income before income taxes	11,336	41,190	53,742	47,553
Income tax expense (benefit)	5,851	(6,180)	18,870	(1,341)

Net Income	5,485	47,370	34,872	48,894

Net income attributable to non-controlling interests, net	(4,352)	(3,871)	(15,057)	(17,406)

Net Income attributable to ATN International, Inc. stockholders	$1,133	$43,499	$19,815	$31,488

Net income per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Income	$0.07	$2.71	$1.24	$1.95

Diluted Net Income	$0.07	$2.71	$1.24	$1.94

Weighted average common shares outstanding:
Basic	15,981	16,023	15,988	16,138
Diluted	16,025	16,073	16,042	16,210

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statement

(in Thousands)

	Year Ended December 31,
	2018	2017

Net income	$34,872	$48,894
Depreciation and amortization	85,719	86,934
Provision for doubtful accounts	5,134	3,993
(Gain) Loss on disposition of assets	(26,425)	101
Loss on deconsolidation of subsidiary	—	529
Stock-based compensation	6,420	6,977
Loss on damaged assets and other hurricane related charges	—	35,443
Insurance recovery related to hurricane claims	—	(34,606)
Loss in equity method investments	—	2,033
(Gain) loss on sale of investments	—	(826)
Deferred income taxes	(23,242)	(13,505)
Change in prepaid and accrued income taxes	29,136	(389)
Change in other operating assets and liabilities	1,838	10,262
Other non-cash activity	2,413	(115)

Net cash provided by operating activities	115,865	145,725

Capital expenditures	(105,769)	(133,786)
Hurricane rebuild capital expenditures	(80,152)	(8,585)
Hurricane insurance proceeds	34,606	—
Acquisition of businesses	—	(1,183)
Sales of businesses, net of transferred cash of $11.5 and $2.1 million	48,270	22,381
Purchases of spectrum licenses and other intangible assets, including deposits	—	(36,832)
Net proceeds from sale of assets	6,900	—
Strategic investments	(3,000)	(18,107)
Proceeds from sale of investments	—	3,794
Sale of short term investments	6,564	—
Purchase of securities	(138)	—
Government grants	5,400	—

Net cash used in investing activities	(87,319)	(172,318)

Dividends paid on common stock	(10,866)	(19,227)
Distributions to non-controlling interests	(18,780)	(6,858)
Principal repayments of term loan	(9,795)	(9,355)
Proceeds from new borrowings	—	8,571
Purchases of common stock	(6,198)	(12,855)
Repurchases of non-controlling interests	(9,663)	(2,025)
Other	72	(352)

Net cash used in financing activities	(55,230)	(42,101)

Effect of foreign currency exchange rates on total cash	(299)	226

Net change in total cash	(26,983)	(68,468)

Total cash, cash equivalents and restricted cash, beginning of period	219,890	288,358

Total cash, cash equivalents and restricted cash, end of period	$192,907	$219,890

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended December 31, 2018 is as follows:

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$23,110	$22,668	$—	$—	$45,778
Wireline	1,778	55,365	—	—	57,143
Renewable Energy	—	—	4,885	—	4,885
Total Revenue	$24,888	$78,033	$4,885	$—	$107,806

Operating Income (Loss)	$973	$7,572	$9,753	$(7,980)	$10,318
Non-controlling interest ( net income or (loss) )	$(414)	$(2,544)	$(1,394)	$—	$(4,352)

Non GAAP measure:
Adjusted EBITDA (1)	$6,467	$20,645	$2,948	$(6,704)	$23,356

Balance Sheet Data (at December 31, 2018):
Cash, cash equivalents and investments	$19,118	$32,390	$62,678	$78,043	$192,229
Total current assets	36,801	75,304	80,553	83,107	275,765
Fixed assets, net	78,102	482,770	45,599	20,381	626,852
Total assets	172,634	622,454	130,427	181,789	1,107,304
Total current liabilities	15,783	82,575	3,465	38,827	140,650
Total debt	—	90,970	12	—	90,982

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended December 31, 2017 is as follows:

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$32,631	$24,094	$—	$—	$56,725
Wireline	2,213	42,837	—	—	45,050
Renewable Energy	—	—	5,927	—	5,927
Total Revenue	$34,844	$66,931	$5,927	$—	$107,702

Operating Income (Loss)	$10,798	$36,316	$1,910	$(7,544)	$41,480
Non-controlling interest ( net income or (loss) )	$(1,679)	$(1,902)	$(290)	$—	$(3,871)

Non GAAP measure:
Adjusted EBITDA (1)	$16,793	$16,748	$3,637	$(6,400)	$30,778

Balance Sheet Data (at December 31, 2017):
Cash, cash equivalents and investments	$19,585	$110,700	$8,120	$76,627	$215,032
Total current assets	40,975	190,396	18,060	93,497	342,928
Fixed assets, net	99,462	367,485	158,447	17,752	643,146
Total assets	200,142	629,007	192,406	184,050	1,205,605
Total current liabilities	41,248	91,887	14,754	13,816	161,705
Total debt	—	94,577	61,215	—	155,792

(1) See Table 5 for reconciliation of Net Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the year ended December 31, 2018 is as follows:

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$108,878	$89,946	$—	$—	$198,824
Wireline	6,602	223,623	—	—	230,225
Renewable Energy	—	—	22,158	—	22,158
Total Revenue	$115,480	$313,569	$22,158	$—	$451,207

Operating Income (Loss)	$36,813	$45,022	$13,440	$(34,252)	$61,023
Non-controlling interest ( net income or (loss) )	$(3,183)	$(9,753)	$(2,121)	$—	$(15,057)

Non GAAP measure:
Adjusted EBITDA (1)	$44,676	$94,463	$13,639	$(28,554)	$124,224

Statement of Cash Flow Data:
Capital expenditures	$13,389	$160,013	$4,515	$8,004	$185,921

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the year ended December 31, 2017 is as follows:

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$143,028	$89,473	$—	$—	$232,501
Wireline	12,695	215,132	—	—	227,827
Renewable Energy	—	—	20,865	—	20,865
Total Revenue	$155,723	$304,605	$20,865	$—	$481,193

Operating Income (Loss)	$55,317	$28,308	$5,179	$(33,496)	$55,308
Non-controlling interest ( net income or (loss) )	$(7,100)	$(9,178)	$(1,128)	$—	$(17,406)

Non GAAP measure:
Adjusted EBITDA (1)	$81,049	$83,696	$11,847	$(28,115)	$148,477

Statement of Cash Flow Data:
Capital expenditures	$22,230	$80,912	$32,728	$6,501	$142,371

(1) See Table 5 for reconciliation of Net Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

	Quarter ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2017	2018	2018	2018	2018

U.S. Telecom Operational Data:
Wireless - Total Domestic Base Stations	1,100	1,122	1,121	1,035	1,045

International Telecom Operational Data:
Wireline - Voice / Access lines*	162,600	165,100	167,900	170,400	171,100
Wireline - Data Subscribers*	109,600	112,000	114,900	116,800	119,800
Wireline - Video Subscribers	47,300	46,200	45,000	43,600	41,700
Wireless - Subscribers*	308,100	310,000	308,700	300,500	300,400

* Subscriber counts were adjusted for all periods presented based upon a change in methodology

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

Reconciliation of Net Income to Adjusted EBITDA for the Three Months Ended December 31, 2018 and 2017

Three Months Ended December 31, 2018

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net income attributable to ATN International, Inc. stockholders					$1,133
Net income attributable to non-controlling interests, net of tax					4,352
Income tax expense					5,851
Other (income) expense, net					(1,841)
Interest expense, net					823
Operating income	$973	$7,572	$9,753	$(7,980)	$10,318
Depreciation and amortization	5,602	12,983	1,097	1,435	21,117
Restructuring charges	—	—	752	—	752
(Gain) Loss on disposition of assets	(134)	5	(10,787)	—	(10,916)
Loss on damaged assets and other hurricane related charges , net of insurance recovery	—	85	—	—	85
Transaction-related charges	26	—	2,133	(159)	2,000
Adjusted EBITDA	$6,467	$20,645	$2,948	$(6,704)	$23,356

Three Months Ended December 31, 2017

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net Income (loss) attributable to ATN International, Inc. stockholders					$43,499
Net income attributable to non-controlling interests, net of tax					3,871
Income tax benefit					(6,180)
Other expense, net					(1,590)
Interest expense, net					1,880
Operating income	$10,798	$36,316	$1,910	$(7,544)	$41,480
Depreciation and amortization	6,502	11,669	1,727	1,130	21,028
(Gain) Loss on disposition of assets	(507)	95	—	—	(412)
Loss on damaged assets and other hurricane related charges , net of insurance recovery	—	(32,610)	—	—	(32,610)
Restructuring charges	—	1,169	—	—	1,169
Transaction-related charges	—	109	—	14	123
Adjusted EBITDA	$16,793	$16,748	$3,637	$(6,400)	$30,778

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Reconciliation of Net Income to Adjusted EBITDA For the Year Ended December 31, 2018 and 2017 and Net Income Margin to Adjusted EBITDA Margin for the Year Ended December 31, 2018

Year Ended December 31, 2018

	Reconciliation of Net Income to Adjusted EBITDA					Reconciliation of Net Income Margin to Adjusted EBITDA Margin
	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total		Total
Total revenue							$451,207
Net income attributable to ATN International, Inc. stockholders					$19,815	Net income margin	4.4%
Net income attributable to non-controlling interests, net of tax					15,057		3.3%
Income tax expense					18,870		4.2%
Other (income) expense, net					1,119		0.2%
Interest expense, net					6,162		1.4%
Operating income	$36,813	$45,022	$13,440	$(34,252)	$61,023	Operating income margin	14%
Depreciation and amortization	24,615	48,889	6,589	5,625	85,718		19%
Restructuring charges	—	(236)	752	—	516		0%
(Gain) Loss on disposition of assets	(17,188)	38	(9,275)	—	(26,425)		-6%
Loss on damaged assets and other hurricane related charges , net of insurance recovery	—	750	—	—	750		0%
Transaction-related charges	436	—	2,133	73	2,642		1%
Adjusted EBITDA	$44,676	$94,463	$13,639	$(28,554)	$124,224	Adjusted EBITDA margin	28%

Year Ended December 31, 2017

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net Income attributable to ATN International, Inc. stockholders					$31,488
Net income attributable to non-controlling interests, net of tax					17,406
Income tax expense					(1,341)
Other expense, net					1
Loss on deconsolidation of subsidiary					529
Interest expense, net					7,225
Operating income	$55,317	$28,308	$5,179	$(33,496)	$55,308
Depreciation and amortization	25,601	50,007	6,668	4,658	86,934
(Gain) Loss on disposition of assets	131	(30)	—	—	101
Loss on damaged assets and other hurricane related charges , net of insurance recovery	—	3,956	—	—	3,956
Restructuring charges	—	1,169	—	—	1,169
Transaction-related charges	—	286	—	723	1,009
Adjusted EBITDA	$81,049	$83,696	$11,847	$(28,115)	$148,477

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 6

ATN International, Inc.

(In Thousands)

Reconciliation of GAAP measures to Non-GAAP measures

Reconciliation of Operating Income (Loss) to Operating Income excluding hurricane charges, Net Income (Loss) attributable to ATN stockholders to Net Income (Loss) attributable to ATN stockholders excluding hurricane charges and Net Income (Loss) per share attributable to ATN stockholders to Net Income (Loss) per share attributable to ATN stockholders excluding hurricane charges

For the Three Months Ended December 31, 2018 is as follows:

	Operating Income (Loss)	Net Income (Loss) Attributable to ATN Stockholders	Net Income (Loss) per share Attributable to ATN Stockholders

GAAP - As reported	$10,318	$1,133	$0.07
Adjust for: Loss on damaged assets and other hurricane related charges, net of insurance recovery	85	85	0.01
Tax effect	—	—	—
Non-GAAP	$10,403	$1,218	$0.08

For the Three Months Ended December 31, 2017 is as follows:

	Operating Income (Loss)	Net Income (Loss) Attributable to ATN Stockholders	Net Income (Loss) per share Attributable to ATN Stockholders

GAAP - As reported	$41,480	$43,499	$2.71
Adjust for: Loss on damaged assets and other hurricane related charges, net of insurance recovery	(32,610)	(32,610)	(2.03)
Tax effect	—	69	0.00
Non-GAAP	$8,870	$10,958	$0.69

For the Year Ended December 31, 2018 is as follows:

	Operating Income (Loss)	Net Income (Loss) Attributable to ATN Stockholders	Net Income (Loss) per share Attributable to ATN Stockholders

GAAP - As reported	$61,023	$19,815	$1.24
Adjust for: Loss on damaged assets and other hurricane related charges, net of insurance recovery	750	750	0.05
Tax effect	—	—	—
Non-GAAP	$61,773	$20,565	$1.29

For the Year Ended December 31, 2017 is as follows:

	Operating Income (Loss)	Net Income (Loss) Attributable to ATN Stockholders	Net Income (Loss) per share Attributable to ATN Stockholders

GAAP - As reported	$55,308	$31,488	$1.94
Adjust for: Loss on damaged assets and other hurricane related charges, net of insurance recovery	3,956	3,956	0.24
Tax effect	—	—	0.00
Non-GAAP	$59,264	$35,444	$2.19